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                                                                     EXHIBIT 8.1

                        [KIRKLAND & ELLIS LLP LETTERHEAD]

                                September 5, 2003



R.J. Tower Corporation
and the Guarantors set forth below
5211 Cascade Road, SE
Suite 300
Grand Rapids, Michigan 49546


         Re:    Registration Statement on Form S-4 (Registration No. 333-107232)

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to R.J. Tower Corporation, a Michigan corporation (the "Issuer"), and Tower Automotive, Inc., a Delaware corporation ("Tower"), Tower Automotive Finance, Inc., a Delaware corporation ("Tower Finance"), Tower Automotive International, Inc., a Delaware corporation ("Tower International"), Tower Automotive Products Company, Inc., a Delaware corporation ("Tower Products"), Tower Automotive Services and Technology, Inc., a Delaware corporation ("Tower Services and Technology"), Tower Automotive Chicago, LLC, an Illinois limited liability company ("Tower Chicago"), Tower Automotive Granite City, LLC, an Illinois limited liability company ("Tower Granite City"), Tower Automotive Granite City Services, LLC, an Illinois limited liability company ("Tower Granite City Services"), Tower Automotive Technology Products, Inc., an Indiana corporation ("Tower Technology Products"), Tower Automotive International Funding, Inc., a Michigan corporation ("Tower Funding"), Tower Automotive International Holdings, Inc., a Michigan corporation ("Tower Holdings"), Tower Automotive Plymouth, Inc., a Michigan corporation ("Tower Plymouth"), Tower Automotive Technology, Inc., a Michigan corporation ("Tower Technology"), Tower Automotive Tooling Services, Inc., a Michigan corporation ("Tower Tooling"), Tower Services, Inc., a Michigan corporation ("Tower Services"), Tower Automotive Lansing, LLC, a Michigan limited liability company ("Tower Lansing"), Tower Automotive Michigan, LLC, a Michigan limited liability company ("Tower Michigan"), Tower Automotive Tool, LLC, a Michigan limited liability company ("Tower Tool"), Trylon Corporation, a Michigan corporation ("Trylon"), Algoods USA, Inc., a Kentucky corporation ("Algoods"), Tower Automotive Bardstown, Inc., a Kentucky corporation ("Tower Bardstown"), Tower Automotive Bowling Green, LLC, a Kentucky limited liability company ("Tower Bowling Green"), Tower Automotive Milwaukee, LLC, Wisconsin limited liability company ("Tower Milwaukee"), and Tower Automotive Wisconsin, LLC, a Wisconsin limited liability company ("Tower Wisconsin"). Tower, Tower Finance, Tower International, Tower Products, Tower Services and Technology, Tower Chicago, Tower Granite City, Tower Granite City Services, Tower Technology Products, Tower Funding, Tower Holdings, Tower Plymouth, Tower Technology, Tower Tooling, Tower Services, Tower Lansing, Tower

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Michigan, Tower Tool, Trylon, Algoods, Tower Bardstown, Tower Bowling Green,
Tower Milwaukee and Tower Wisconsin are collectively referred to in this opinion letter as the "Guarantors" and, together with the Issuer, as the "Registrants."

         This opinion letter is being delivered in connection with the proposed registration by the Issuer of $258,000,000 in aggregate principal amount of the Issuer's 12% Senior Notes due 2013, Series B (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 (Registration No. 333-107232) originally filed with the Securities and Exchange Commission (the "Commission") on July 22, 2003, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

         You have requested our opinion as to certain United States federal income tax consequences of participating in the exchange offer for Exchange Notes described in the Registration Statement. Our opinion, under the law in effect on the date hereof, is set forth in the statements made in the Registration Statement under the caption "Material United States Federal Tax Consequences - United States Holders - Exchange offer."

         The opinion set forth therein is based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities, all of which are subject to change, possibly with retroactive effect.

         Unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in the Registration Statement will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any Federal income tax matter other than those discussed in the Registration Statement under the caption "Material United States Federal Tax Consequences - United States Holders
- Exchange offer."

         We hereby consent to the filing of this opinion with the commission as
Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                         Sincerely,

                                        /s/ Kirkland & Ellis

                                         Kirkland & Ellis










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